THE TRAVELERS GROWTH AND INCOME STOCK ACCOUNT FOR VARIABLE ANNUITIES (the "Registrant")


Sub-Item 77Q1 Exhibits


In response to Sub-Item 77Q1 the Investment Advisory Agreement between Travelers Asset Management International Company LLC and The Travelers Growth and Income Stock Account for Variable Annuities and related proxy materials are incorporated herein by reference to Registrant's other definitive proxy statement to Form DEF 14A, File Nos. 002-27330 and 811-01539, as electronically filed on May 17, 2005.